Exhibit 99.1

Investor Contact: Megan L. McPhail 314-309-6563 Megan.McPhail@SpireEnergy.com Media Contact: Jason Merrill 314-342-3300 Jason.Merrill@SpireEnergy.com

For Immediate Release

Spire to acquire Tennessee Piedmont Natural Gas business from Duke Energy

ST. LOUIS (July 29, 2025) – Spire Inc. (NYSE: SR) today announced it has entered into an agreement with Piedmont Natural Gas, a wholly-owned subsidiary of Duke Energy (NYSE: DUK), to acquire its Tennessee local distribution company business that serves more than 200,000 customers in the Nashville area.

Spire is acquiring the business for total consideration of $2.48 billion on a cash-free, debt-free basis, representing a purchase price multiple of 1.5× estimated rate base in 2026. The purchase will be accretive to adjusted earnings per share and supportive of long-term 5-7% adjusted earnings per share growth. The transaction is expected to close in the first quarter of calendar 2026, pending Tennessee Public Utility Commission approval, Hart-Scott-Rodino review and other customary closing conditions.

After closing, Nashville area Piedmont Natural Gas customers will be served by a new Spire business unit, Spire Tennessee.

The acquisition significantly increases Spire’s scale of its regulated business. With nearly 3,800 miles of distribution and transmission pipelines, Piedmont Natural Gas serves as the largest investor-owned natural gas utility in Tennessee and operates in the Nashville metro area, one of the fastest-growing regions in the U.S. The integration of the Piedmont Natural Gas business in Tennessee expands Spire’s utility footprint, adding to existing operations in Missouri, Alabama and Mississippi.

“This acquisition is a natural fit for Spire, allowing us to expand our core utility business and increase our utility customer base to nearly two million homes and businesses,” said Scott Doyle, president and chief executive officer of Spire. “We look forward to serving customers in the Nashville area and safely delivering the energy they need.”

Doyle said Duke Energy and Piedmont Natural Gas share Spire’s core value of safety and a commitment to serving and supporting the community.

“We’re eager to build on the foundation of exceptional customer service and community engagement that Piedmont Natural Gas customers in Tennessee have enjoyed for years,” said Doyle. “We look forward to welcoming their employees and customers, and becoming an active participant in the growing Nashville business community.”

“The transaction allows us to efficiently fund accelerating investment opportunities driven by record customer growth and a deepening economic development pipeline,” said Harry Sideris, Duke Energy president and chief executive officer. “We’re confident Spire will support the continued growth and success of the Tennessee natural gas business and serve as an incredible operator for the benefit of employees, customers and communities.”

Sideris added, “I want to thank our customers and the Nashville community for allowing us to serve as their trusted energy partner, regional supporter and neighbor for more than 40 years. I also want to recognize the entire Piedmont Natural Gas team who support the Tennessee business for their unwavering commitment to our customers, operational excellence and industry-leading service. They have set the bar for what it means to be a best-in-class natural gas business and will continue to do so for many years to come.”

Compelling Strategic Rationale for Spire

•

Expands regulated footprint. This transaction allows Spire to significantly expand its regulated utility footprint in high-quality jurisdictions. It significantly increases the scale of its regulated business while delivering on Spire’s commitment to growth and creating long-term shareholder value.

•

Diversifies and de-risks growth. The addition of Piedmont Natural Gas business in Tennessee provides robust growth driven by new customer additions and system integrity investments, aligned with Spire’s investment strategy. Tennessee’s constructive regulatory environment encourages capital investment to support its growing service territory.

•

Strong focus on customers, community and employees. Spire is committed to safely delivering reliable and efficient service and community engagement. Its shared services platform is well-positioned for integration.

•

Financial benefits. The transaction supports Spire’s long-term adjusted earnings per share growth expectations and provides meaningful investment opportunities. The acquisition generates significant cash flow to support investment in the business, shareholder returns and dividend growth.

Financing

The transaction is supported by a fully committed bridge facility with BMO Capital Markets Corp. for the entire purchase price. Permanent financing of the acquisition will be funded through a balanced mix of debt, equity and hybrid securities. Spire is also evaluating the sale of non-utility assets, such as natural gas storage facilities, as a potential source of funds.

Timing and Approvals

This transaction is expected to close in the first quarter of calendar 2026, subject to customary closing conditions, including the approval of the Tennessee Public Utility Commission and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

Advisors

BMO Capital Markets Corp. acted as exclusive financial advisor to Spire. Additional advisory support was provided by Newlin Capital Advisors. Sidley Austin LLP acted as lead legal counsel to Spire, with additional legal counsel provided by Bradley Arant Boult Cummings LLP.

Conference Call and Webcast

Spire will host a conference call and webcast today to discuss the acquisition. To access the call, please dial the applicable number approximately 5–10 minutes in advance.

Date and Time:	Tuesday, July 29
7:30 a.m. CT (8:30 a.m. ET)

Phone Numbers:	U.S. and Canada:	844-824-3832
	International:	412-317-5142

The webcast can be accessed at Investors.SpireEnergy.com under Events & Presentations. A replay of the call will be available approximately one hour following the call until August 6, 2025, by dialing 877-344-7529 (U.S.), 855-669-9658 (Canada), or 412-317-0088 (international). The replay access code is 2945605.

About Spire

At Spire Inc. (NYSE: SR) we believe energy exists to help make people’s lives better. It’s a simple idea, but one that’s at the heart of our company. Every day we serve 1.7 million homes and businesses making us one of the largest publicly traded natural gas companies in the country. We help families and business owners fuel their daily lives through our gas utilities serving Alabama, Mississippi and Missouri. Our natural gas-related businesses include Spire Marketing and Spire Midstream. We are committed to transforming our business through growing organically, investing in infrastructure, and advancing through innovation. Learn more at SpireEnergy.com.

About Duke Energy

Duke Energy is executing an ambitious energy transition, keeping customer reliability and value at the forefront as it builds a smarter energy future. The company is investing in major electric grid upgrades and cleaner generation, including natural gas, nuclear, renewables and energy storage.

More information is available at duke-energy.com and the Duke Energy News Center. Follow Duke Energy on X, LinkedIn, Instagram and Facebook, and visit illumination for stories about the people and innovations powering our energy transition.

About Piedmont Natural Gas

Piedmont Natural Gas, a subsidiary of Duke Energy, distributes natural gas to more than 1.2 million residential, commercial, industrial and power generation customers in North Carolina, South Carolina and Tennessee. Piedmont Natural Gas earned the No. 1 spot in customer satisfaction with residential natural gas service in the South among large utilities, according to the J.D. Power 2024 U.S. Gas Utility Residential Customer Satisfaction Study. More information: piedmontng.com.

Forward-Looking Statements

This release contains “forward looking statements,” including Spire Inc. (Spire) management’s guidance regarding the impact of the proposed transaction on Spire, including the potential impact on earnings per share and the return on equity and other potential economic benefits to Spire. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as, but not limited to: “estimates,” “expects,” “projects,” “anticipates,” “intends,” “targets,” “plans,” “forecasts,” “may,” “likely,” “would,” “should,” “anticipated” and similar expressions.

Actual outcomes or results could differ materially from the forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and other factors, including but not limited to, conditions to the completion of the transaction, such as receipt of required regulatory clearances, not being satisfied; closing of the transaction being delayed or not occurring at all; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the purchase agreement; the inability of Spire to obtain financing; Spire being unable to achieve the anticipated benefits of the transaction; the acquired assets not performing as expected; Spire assuming unexpected risks, liabilities and obligations of the acquired assets; significant transaction costs associated with the transaction; the risk that disruptions from the transaction will harm the businesses, including current plans and operations; the ability to retain and/or hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; and other factors relating to the operations and financial performance discussed in Spire’s filings with the SEC.

Although the forward-looking statements contained in this release are based on estimates and assumptions that management believes are reasonable, various uncertainties and risk factors may cause future performance or results to be different than those anticipated. More complete descriptions and listings of these uncertainties and risk factors can be found in our Annual Report on Form 10-K for the year ended September 30, 2024, and in subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. You should consider all risks, uncertainties and other factors identified above and in those SEC reports carefully when evaluating the forward-looking statements in this release. Spire cannot assure you that the future results reflected in or implied by any such forward-looking statement will be realized or, even if substantially realized, will have the forecasted or expected consequences and effects for or on our operations or financial performance. Such forward-looking statements are made based on information available as of the date of this release, and Spire undertakes no obligation to revise or update such statements to reflect subsequent events or circumstances, except as otherwise required by securities and other applicable laws.

This release also includes references to “adjusted earnings” or “adjusted earnings per share,” which are non-GAAP measures used internally by management when evaluating Spire’s performance and results of operations. Internal non-GAAP operating metrics should not be considered as an alternative to, or more meaningful than, GAAP measures such as operating income, net income or earnings per share. Reconciliation of adjusted earnings to net income and other non-GAAP measures referenced in the presentation are contained in our SEC filings.

4